Exhibit 10.2

EDUCATIONAL APPLICATION PURCHASE AGREEMENT

This Educational Application Purchase Agreement ("Agreement") is made and entered into as of May 04, 2025, by and between:

Somitos Corp., a corporation organized and existing under the laws of Wyoming, with its principal place of business located at 34 Pekini Ave, Tbilisi, Georgia 0160 represented by its Director, Gvantsa Chumburidze, ("Buyer"); and

Ronekt Inc., a company organized and existing under the laws of Wyoming, with its principal place of business located at Sottomontana 33, San Marino 47890, San Marino,, represented by its Director, Andrea Ghisu,("Seller").

WHEREAS, the Seller owns the educational application for learning languages (the "Application"); and

WHEREAS, the Buyer desires to purchase the Application and associated assets from the Seller, and the Seller desires to sell the Application to the Buyer under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.	Purchase and Sale

1.1.	Assets. The Seller agrees to sell, transfer, and assign to the Buyer, and the Buyer agrees to purchase from the Seller, all rights, title, and interest in and to the Application, including but not limited to:

●	All related databases, content.
●	Intellectual property rights, including copyrights, trademarks, and patents.
●	All user data and customer lists.
●	Rights to existing updates and ongoing support materials.

1.2.	Application Description. The Application is an educational tool designed for language learning (Spanish, Italian, and French) with English as the primary interface. Users learn by flipping cards that display a word and its translation, grouped into themes such as life, school, literature, animals, food and others.

2.	Purchase Price

2.1.	Amount. The total purchase price for the Application and associated assets shall be $42,000 (forty-two thousand dollars) ("Purchase Price"), payable in U.S. dollars.

2.2.	Payment Terms. The Purchase Price shall be paid in full within 30 days of signing this Agreement.

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3.	Deliverables and Timeline

3.1.	Seller Obligations. At the time of closing, the Seller shall deliver:

●	Payment confirmation and Assignment Agreement transferring all rights to the Buyer.
●	A list of all user data and related permissions.
●	Any necessary updates or final fixes to ensure functionality.

3.2.	Buyer Obligations. At the time of closing, the Buyer shall:

●	Pay the Purchase Price.
●	Provide any documents or authorizations necessary for asset transfer.

4.	Representations and Warranties

4.1.	Seller Representations:

●	The Seller owns full rights to the Application and has authority to sell it.
●	The Application and related assets are free from liens or claims.
●	The Application does not infringe on third-party intellectual property rights.
●	The Seller will assist the Buyer in resolving technical issues for a period of three months post-transfer.

4.2.	Buyer Representations:

●	The Buyer has the authority to enter into this Agreement.
●	The Buyer has adequate funding to pay the Purchase Price.

5.	Confidentiality and Non-Competition

5.1.	Both parties agree to maintain confidentiality regarding all proprietary information disclosed during negotiations.

5.2.	The Seller agrees not to develop or sell a similar language-learning application for a period of two years after the sale.

6.	Indemnification

6.1.	Seller Indemnification. The Seller agrees to indemnify the Buyer for any claims arising from breaches of representations and warranties.

6.2.	Buyer Indemnification. The Buyer agrees to indemnify the Seller for claims arising from misuse of the purchased assets.

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7.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Wyoming, USA.

8.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes prior agreements related to the Application.

9.	Bank details

Seller:	Buyer:

RONEKT INC.	SOMITOS CORP.

Wyoming company	Wyoming company

Sottomontana 33, San Marino 47890, San Marino	34 Pekini Ave, Tbilisi, Georgia 0160

10.	Signatures

Ronekt Inc.		Somitos Corp.

By:	/s/ Andrea Ghisu	By:	/s/ Gvantsa Chumburidze
Name:	Andrea Ghisu	Name:	Gvantsa Chumburidze
Title:	Director	Title	Director

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Appendix #1 to Educational Application Purchase Agreement

Description of Services

May 04, 2025

This appendix provides a detailed description of the services included in the Educational Application Purchase Agreement between Somitos Corp. and Ronekt Inc.. The services are associated with the development, deployment, and transfer of the educational language- learning application as outlined in the agreement.

Initial Deployment Support

●	Assistance to ensure the Application is operational in the Buyer’s environment.

●	Verifying proper functionality of all features, including language selection (Spanish, Italian, French with English interface) and theme-based card flipping for word translation.

●	User guides for operation and management, such as instructions for updating themes and vocabulary sections, and guidelines for deploying future updates.

Bug Fixes and Updates

●	Ongoing technical support for three months post-transfer, including addressing any functionality issues or bugs reported by the Buyer and resolving compatibility issues with new operating system updates (if applicable).

●	Minor updates to the Application, such as adding or modifying vocabulary themes based on Buyer’s requests and optimizing performance for a better user experience.

Customization Options

●	Support for minor customizations during the transition, including branding updates (logos, color schemes, and splash screens) and language additions or modifications within the current system’s scope.

Ronekt Inc.	/s/ Andrea Ghisu

Somitos Corp.	/s/ Gvantsa Chumburidze

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